UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014

LITTELFUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL	60631
(Address of principal executive offices)	(Zip Code)

(773) 628-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 4, 2014, the Audit Committee of the Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued financial statements included in the Company’s quarterly report on Form 10-Q for the first fiscal quarter of 2013 (file no. 0-20388), filed with the Securities and Exchange Commission on May 3, 2013, should no longer be relied upon because of errors in those financial statements. The Company intends to amend those financial statements on a Form 10-Q/A to make the necessary accounting adjustments.

All adjustments will also be reflected in the Company's to be filed annual report on Form 10-K, for the fiscal year ended December 28, 2013.

For the full year, the Company booked a $6.1 million charge to income tax expense ($3.3 million of which relates to the first quarter of 2013) related to the Company’s investment in Shocking Technologies, Inc. which was written off in prior periods. This was determined to be a capital loss for tax purposes, instead of an ordinary loss as the company had previously determined in consultation with a third party expert. The Company is continuing to evaluate the impact of the adjustment on the Company’s internal control over financial reporting as of December 28, 2013.

The Company’s Audit Committee and members of the Company’s management have discussed the matters disclosed in this Form 8-K pursuant to Item 4.02(a) with Ernst & Young LLP, the Company’s current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.

/s/ Philip G. Franklin
Philip G. Franklin
Senior Vice President
and Chief Financial Officer

Date:  February 5, 2014